Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Truist Financial Corporation of our report dated February 24, 2026 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Truist Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

June 24, 2026